UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Oshkosh Truck Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oshkosh Truck Corporation

December 18, 2006

Dear Fellow Oshkosh Truck Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, February 6, 2007 at 10:00 a.m. (Central Standard Time) at the Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin.

At the Annual Meeting, we will ask you to (1) elect eleven directors, (2) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007, and (3) take action upon any other business as may properly come before the Annual Meeting.

We also will review the progress of the Company during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about the Company that you should consider when you vote your shares.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card in the return envelope.

Sincerely,

Robert G. Bohn Chairman, President and Chief Executive Officer	Bryan J. Blankfield Executive Vice President, General Counsel and Secretary

Oshkosh Truck Corporation

December 18, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held at the Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin, on Tuesday, February 6, 2007 at 10:00 a.m. (Central Standard Time) for the following purposes:

1.                                     To elect the Board of Directors;

2.                                     To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007; and

3.                                     To consider and act upon such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on December 11, 2006 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2006 and a Proxy Statement accompany this Notice.

Please complete and mail the enclosed proxy card using the return postage paid envelope that we have provided. No postage is required if mailed in the United States. Mailing your proxy card in the enclosed postage paid envelope will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

Bryan J. Blankfield
Executive Vice President, General Counsel
   and Secretary
Oshkosh Truck Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

PROXY STATEMENT
TABLE OF CONTENTS

VOTING PROCEDURES	1
GOVERNANCE OF THE COMPANY	3
The Board of Directors	3
Committees of the Board of Directors	7
Corporate Governance Documents	9
Compensation of Directors	9
REPORT OF THE AUDIT COMMITTEE	10
STOCK OWNERSHIP	11
Stock Ownership of Directors, Executive Officers and Other Large Shareholders	11
Section 16(a) Beneficial Ownership Reporting Compliance	13
STOCK PRICE PERFORMANCE GRAPH	14
EXECUTIVE COMPENSATION	15
Summary Compensation Table	15
Stock Options	16
Pension Plans	17
Executive Employment and Severance Agreements and Other Agreements	19
Report of the Human Resources Committee	20
PROPOSALS REQUIRING YOUR VOTE	23
Proposal 1 – Election of Directors	23
Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007	23
OTHER MATTERS	24
COST OF SOLICITATION	25

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PROXY STATEMENT

Oshkosh Truck Corporation (referred to in this Proxy Statement as “we” or the “Company”) is mailing this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2007 Annual Meeting of Shareholders.

We are mailing this Proxy Statement, proxy card and our 2006 Annual Report to Shareholders beginning on or about December 18, 2006. Although the Annual Report to Shareholders is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

Who Can Vote

Only holders of record of the Company’s Common Stock at the close of business on December 11, 2006, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, 73,775,251 shares of Common Stock were entitled to vote.

The Annual Meeting will be held at the Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin, on Tuesday, February 6, 2007 at 10:00 a.m. (Central Standard Time).

Determining the Number of Votes You Have

Your proxy card indicates the number of shares of Common Stock that you own. Each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot. We explain each of these procedures more fully below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

To vote your shares by proxy, please complete the enclosed proxy card and return it to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. For the election of directors, you can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card. With respect to the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007, you may vote “for” or “against” the proposal or may abstain from voting on the proposal.

If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for directors and in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. If any other matters are properly presented at the Annual Meeting for consideration, then the Company’s officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record for you to vote your shares at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares of Common Stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker has delivered a proxy that it does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

Required Vote

Proposal 1: Election of Directors.   The eleven nominees for director who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card that you want to withhold authority to vote for a particular nominee, then your vote will not count for the nominee. Pursuant to the Company’s By-Laws, written notice by shareholders of qualifying nominations for election to the Board of Directors must have been received by the Secretary by November 5, 2006. The Company did not receive any other such nominations, and no other nominations for election to the Board of Directors may be made by shareholders at the Annual Meeting.

If any director nominee decides that he or she does not want to stand for this election, then the persons named as proxies in your proxy card will vote for substitute nominees. As of the date of this Proxy Statement, we knew of no nominee who did not intend to stand for election.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007.   The votes cast “for” must exceed the votes cast “against” to approve the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007.

Voting by Employees Participating in the Oshkosh Truck Employee Stock Purchase Plan

If you are an employee of the Company or one of its subsidiaries and participate in the Company’s Employee Stock Purchase Plan, your proxy card will indicate the aggregate number of shares of Common Stock credited to your account under that Plan as of December 11, 2006, the record date for voting at the Annual Meeting. If you sign and return the proxy card on time, then your shares will be voted as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

Currently, the Board of Directors is comprised of eleven directors. Ten of the directors are not employees of the Company, although J. Peter Mosling, Jr. was an employee and officer of the Company until his retirement in 1994. Robert G. Bohn, who is the Chairman, President and Chief Executive Officer of the Company, also is a director. The Board of Directors has determined that each of the ten non-employee directors does not have a material relationship with the Company and is independent under New York Stock Exchange (“NYSE”) listing standards. The Board of Directors has adopted standards to assist in determining the independence of directors. Under these standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director’s independence:

1.                                     A family member of the director is or was an employee (other than an executive officer) of the Company.

2.                                     A director, or a family member of the director, receives or received less than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company). Compensation received by (a) a director for former service as an interim Chairperson or Chief Executive Officer or other executive officer of the Company or (b) a family member of the director for service as a non-executive employee of the Company need not be considered.

3.                                     A director, or a family member of the director, is a former partner or employee of the Company’s internal or external auditor but did not personally work on the Company’s audit within the last three years; or a family member of a director is employed by an internal or external auditor of the Company but does not participate in such auditor’s audit, assurance or tax compliance practice.

4.                                     A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of the Company’s present executives serve on that company’s compensation committee.

5.                                     A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company, that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year.

6.                                     A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, a tax exempt organization to which the Company’s and its foundation’s contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues.

7.                                     A director is a shareholder of the Company.

8.                                     A director has a relationship that currently exists or that has existed (including through a family member) with a company that has a relationship with the Company, but the director’s relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

9.                                     A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with the Company but the family member is not an executive officer of that company.

10.                              A family member of the director has a relationship with the Company but the family member is not an immediate family member of the director. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person’s home.

11.                              Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

The Board of Directors met fourteen times during fiscal 2006. Each director attended at least 79%, and on average all directors attended 95% of the meetings of the Board and the Committees on which each director served during fiscal 2006. The Board of Directors has a policy that directors should attend the Company’s Annual Meeting of Shareholders. All of the directors attended the Company’s 2006 Annual Meeting of Shareholders.

The Company’s non-management directors, all of whom are independent directors, meet in executive sessions, without the presence of the Company’s officers, on at least two occasions each year. The Chair of the Governance Committee presides over executive meetings of the non-management directors. If a shareholder wishes to communicate with the Board of Directors, the shareholder may send correspondence to the Secretary, Oshkosh Truck Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. The Secretary will submit the shareholder’s correspondence to the Board or the appropriate Committee as applicable. Pursuant to the Company’s Corporate Governance Guidelines, Michael W. Grebe, as Chair of the Governance Committee, acts as the Presiding Director of the Board of Directors. Shareholders or other interested parties may communicate directly with the presiding non-management director of the Board by sending correspondence to Presiding Director, Board of Directors, c/o Secretary, Oshkosh Truck Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

The name, age, principal occupation and length of service of each nominee for election to the Board, together with certain other biographical information, is set forth below. There will continue to be one vacancy on the Board of Directors. The Board of Directors has not at this time nominated a candidate to fill the vacancy, but the Governance Committee continues its process of identifying a qualified candidate. Because that process is not complete, there is one fewer nominee for election to the Board than there are available positions on the Board of Directors. Regardless of this vacancy, your proxies may be voted only for the number of nominees for director named in this Proxy Statement.

Nominees

Name	Age	Office, if any, held in the Company
J. William Andersen	68
Robert G. Bohn	53	Chairman, President and Chief Executive Officer
Robert A. Cornog	66
Richard M. Donnelly	63
Donald V. Fites	72
Frederick M. Franks, Jr.	70
Michael W. Grebe	66
Kathleen J. Hempel	56
Harvey N. Medvin	70
J. Peter Mosling, Jr.	62
Richard G. Sim	62

J. WILLIAM ANDERSEN – Mr. Andersen has served as a director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

ROBERT G. BOHN – Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997, and Chairman of the Board of Directors in 2000. Prior to joining the Company, Mr. Bohn held various executive positions with Johnson Controls, Inc. from 1984 until 1992. He has served as a director of the Company since June 1995 and is also a director of Graco, Inc. and Menasha Corporation.

ROBERT A. CORNOG – Mr. Cornog was elected as a director of the Company in 2005. Mr. Cornog served as the Chairman of Snap-on Incorporated, a manufacturer of hand tool, diagnostic and equipment solutions for professional tool and equipment users, from 1991 until his retirement in 2002 and President and Chief Executive Officer of Snap-on Incorporated from 1991 to 2001. Mr. Cornog is also a director of Johnson Controls, Inc. and Wisconsin Energy Corporation.

RICHARD M. DONNELLY – Mr. Donnelly has served as a director of the Company since 2001. From 1961 until his retirement in 1999, he held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors. Mr. Donnelly is an Industrial Partner in Ripplewood Holdings LLC, a private equity investment firm located in New York, New York, where he is responsible for its global automotive supply business. He is also Chairman of Niles Co., Ltd. and Honsel International Technologies S.A. and a director of Asahi Tec Corporation.

DONALD V. FITES – Mr. Fites has served as a director of the Company since 2000. He was the Chairman and Chief Executive Officer of Caterpillar Inc., a manufacturer of heavy machinery, from 1990 until his retirement in 1999 and was a member of its board of directors from 1986 until June 2000. Mr. Fites is also a director of Unitrin, Inc.

FREDERICK M. FRANKS, JR. – Gen. (Ret.) Franks has served as a director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994. Gen. (Ret.) Franks is self-employed and co-author of Into the Storm, A Study in Command with Tom Clancy. Gen. (Ret.) Franks is also the Chairman of the American Battle

Monuments Commission, is President of the Amputee Board of Advisors at Walter Reed Army Medical Center, and teaches a course at West Point.

MICHAEL W. GREBE – Mr. Grebe has served as a director of the Company since 1990. He was a partner in the law firm of Foley & Lardner LLP in Milwaukee from 1977 until his retirement in June 2002. Mr. Grebe has served since May 2002 as President and Chief Executive Officer of the Lynde and Harry Bradley Foundation, a private foundation based in Milwaukee. Mr. Grebe is also a director of the Lynde and Harry Bradley Foundation and Church Mutual Insurance Company. In addition, Mr. Grebe is a director of the Philanthropy Roundtable, a non-profit organization.

KATHLEEN J. HEMPEL – Ms. Hempel has served as a director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of Actuant Corporation and Whirlpool Corporation.

HARVEY N. MEDVIN – Mr. Medvin has served as a director of the Company since 2004. Mr. Medvin was Executive Vice President and Chief Financial Officer of Aon Corporation (and its corporate predecessor), a provider of risk management services and insurance brokerage, from 1982 until his retirement in 2003. He is a director of LaSalle Bank Corporation and its subsidiaries, LaSalle Bank, N.A. and LaSalle Bank Midwest N.A. Mr. Medvin is also a director of two non-profit organizations: Evanston Northwestern Health Care and Ravinia Festival.

J. PETER MOSLING, JR. – Mr. Mosling has served as a director of the Company since 1976, having joined the Company in 1969. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

RICHARD G. SIM – Mr. Sim has served as a director of the Company since 1997. From 1998 until 2003, he was Chairman, President and Chief Executive Officer of APW, Ltd., an electronic contract manufacturer. During 2002, APW, Ltd. completed a recapitalization of its balance sheet by filing in May 2002 a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until 2002, and he is a director of IPSCO, Inc.

None of the Company’s directors or executive officers has any family relationship with any other director or executive officer.

Committees of the Board of Directors

The Board of Directors has four standing Committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these Committees as of the date of this Proxy Statement are set forth below.

Committee Membership (*Indicates Chair)

Audit Committee	Governance Committee
J. William Andersen	Richard M. Donnelly
Michael W. Grebe	Frederick M. Franks, Jr.
Harvey N. Medvin*	Michael W. Grebe*
Richard G. Sim	J. Peter Mosling, Jr.

Executive Committee	Human Resources Committee
Robert G. Bohn*	Robert A. Cornog
Michael W. Grebe	Richard M. Donnelly
Kathleen J. Hempel	Donald V. Fites
Harvey N. Medvin	Frederick M. Franks, Jr.
Kathleen J. Hempel*

Audit Committee

The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It assists Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the Company’s independent registered public accounting firm’s qualifications and independence. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. It oversees the activities of the Company’s internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. All members of the Audit Committee are independent directors as defined under NYSE listing standards and Securities and Exchange Commission (“SEC”) rules. All members of the Audit Committee are financially literate under the applicable NYSE listing standards. The Board of Directors has determined that Harvey N. Medvin and Richard G. Sim are “audit committee financial experts” as defined under SEC rules.

The Audit Committee met eight times during fiscal 2006. The Company’s independent registered public accounting firm and internal auditors meet with the Audit Committee with and without representatives of management present. See “Report of the Audit Committee” on page 10.

Executive Committee

The Executive Committee exercises certain delegated powers and authority to act when a decision is essential and it is not possible to convene a meeting of the full Board in a timely manner. Actions of the Executive Committee require unanimous consent of all members and do not require ratification by the Board, but may be amended, rescinded or revoked by the Board. The Executive Committee did not meet during fiscal 2006. With the exception of Mr. Bohn, the members of the Executive Committee are independent directors as defined under NYSE listing standards.

Governance Committee

The Governance Committee identifies individuals qualified to become Board members and recommends nominees to the Board for election as directors. It also oversees the evaluation of the performance of the Board, makes recommendations to the Board regarding Board and Committee structure, including Committee charters and corporate governance, and is responsible for conducting an annual Board self-evaluation. The Governance Committee has developed, and the Board adopted, a set of corporate governance guidelines applicable to the Company. The Governance Committee met three times during fiscal 2006. All members of the Governance Committee are independent directors as defined under NYSE listing standards and SEC rules.

The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Governance Committee considers attributes of the candidate (including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) and the needs of the Board. However, the Board and the Governance Committee believe the following minimum qualifications must be met by a director candidate to be recommended as a director nominee by the Committee: (i) each director nominee must display the highest personal and professional ethics, integrity and values; (ii) each director nominee must have the ability to make independent analytical inquiries and to exercise sound business judgment; (iii) each director nominee must have relevant expertise and experience and an understanding of the Company’s business environment and be able to offer advice and guidance to the Board and the Company’s executives based on that expertise, experience and understanding; (iv) director nominees generally should be active or former chief or other senior executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other non-profit institutions; (v) each director nominee must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; (vi) each director nominee must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business; and (vii) a director nominee may not have attained the age of 72. The Board and the Governance Committee also believe that at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.

The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. The Governance Committee will consider individuals recommended by shareholders for nomination as a director for available seats of the Board if the shareholder complies with the procedures for recommendations described under “Other Matters.” The Company’s By-Laws require that shareholders give advance notice and furnish certain information to the Company to nominate a person for election as a director.

Human Resources Committee

The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It establishes the compensation of executive officers. It also administers the 1990 Incentive Stock Plan, the 2004 Incentive Stock and Awards Plan and other executive benefit plans. The Human Resources Committee met six times in fiscal 2006. All members of the Human Resources Committee are independent directors as defined under NYSE listing standards.

Corporate Governance Documents

The Company makes its Corporate Governance Guidelines and the written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of the Company’s Board of Directors available, free of charge, on its website at www.oshkoshtruckcorporation.com, and such information is available in print to any shareholder who requests it from the Company’s Secretary.

The Company has adopted the Oshkosh Truck Corporation Code of Ethics Applicable to Directors and Senior Executives that applies to the Company’s Directors, the Company’s Chairman of the Board, President and Chief Executive Officer, the Company’s Executive Vice President and Chief Financial Officer, the Company’s Vice President and Controller and other persons performing similar functions. The Company has also adopted a Code of Ethics and Standards of Conduct that apply to all employees of the Company. The Company makes both of such Codes available on its website at www.oshkoshtruckcorporation.com, and each such Code is available in print to any shareholder who requests it from the Company’s Secretary.

The Company is not including the information contained on its website as part of, or incorporating it by reference into, this Proxy Statement.

Compensation of Directors

In 2006, each non-employee director received compensation at the following rates:

Annual Fee	$35,000
Board and Committee Meeting Fees, per meeting including telephonic meetings	$1,500
Audit, Executive, Governance and Human Resources Committee Chairperson Fees	$5,000 ($10,000 for the Chairperson of the Audit Committee)
Stock Option Grants	Options to purchase 2,600 shares of Common Stock which vest in three equal installments of shares annually, beginning one year after the grant date.
Restricted Stock Grants	1,100 shares of Common Stock which vest in three equal installments of shares annually, beginning one year after grant date.
Expenses	Reimbursements of reasonable travel and related expenses incurred in attending Board and Committee meetings as well as continuing education programs.

Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting and disclosure responsibilities, accounting functions and internal controls. The Audit Committee acts under a written charter, which the Board of Directors first adopted in 1997 and the Audit Committee last amended in fiscal 2005. Each of the members of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2006 and September 30, 2005 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2006	2005
Audit fees(1)	$1,423,233	$1,204,950
Audit-related fees(2)	80,483	87,684
Tax fees	0	0
All other fees	0	0
Total	$1,503,716	$1,292,634

(1)        Audit fees consisted principally of fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s Forms 10-Q and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to the Company’s internal control over financial reporting.

(2)        Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements or internal control over financial reporting and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with potential transactions, due diligence associated with mergers and acquisitions, and consultations concerning financial accounting and reporting standards.

Pre-approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

The Audit Committee pre-approved the provision of all of the services described above and has considered and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2006 with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and Rule 2-07 of SEC Regulation S-X. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the SEC.

AUDIT COMMITTEE

Harvey N. Medvin, Chair
J. William Andersen
Michael W. Grebe
Richard G. Sim

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

The following table shows the “beneficial” ownership of Common Stock of each director, each Named Officer appearing in the Summary Compensation Table on page 15, each other shareholder owning more than 5% of our outstanding Common Stock and the directors and executive officers (including the Named Officers) as a group.

“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2006 as, for example, through the exercise of a stock option.

Information about Common Stock ownership is as of November 30, 2006. At the close of business on November 30, 2006, there were 73,775,251 shares of Common Stock outstanding.

Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

	Common
	Shares	Percent of Class
J. William Andersen (1)(2)	33,574	*
Bryan J. Blankfield (1)(3)	96,618	*
Robert G. Bohn (1)(4)	899,901	1.21%
Robert A. Cornog (1)	7,400	*
Richard M. Donnelly (1)	36,770	*
Donald V. Fites (1)	69,731	*
Frederick M. Franks, Jr. (1)(5)	84,350	*
Michael W. Grebe (1)	88,566	*
Kathleen J. Hempel (1)	88,566	*
Harvey N. Medvin (1)	5,041	*
J. Peter Mosling, Jr. (1)	189,442	*
Richard G. Sim (1)	46,566	*
Charles L. Szews (1)(6)	344,564	*
Donald H. Verhoff (1)	73,740	*
Matthew J. Zolnowski (1)	196,647	*
All Directors and executive officers as a group (21 persons) (1)	2,837,595	3.75%
T. Rowe Price Associates, Inc. (7)	7,146,522	9.69%
Franklin Resources, Inc. (8)	3,681,617	4.99%

*The amount shown is less than 1% of the outstanding shares of such class.

(1)        Amounts shown include 23,216 shares for J. William Andersen, 81,999 shares for Bryan J. Blankfield, 501,833 shares for Robert G. Bohn, 762 shares for Robert A. Cornog, 29,216 shares for Richard M. Donnelly, 44,216 shares for Donald V. Fites, 80,216 shares for Frederick M. Franks, Jr., 80,216 shares for Michael W. Grebe, 80,216 shares for Kathleen J. Hempel, 1,016 shares for Harvey N. Medvin, 68,216 shares for J. Peter Mosling, Jr., 44,216 shares for Richard G. Sim, 186,266 shares for Charles L. Szews, 53,533 shares for Donald H. Verhoff, 112,466 shares for Matthew J. Zolnowski and 1,796,436 shares for all directors and executive officers as a group that such persons have the right to acquire pursuant to stock options exercisable within 60 days of November 30, 2006. Amounts also include 200,000 shares of restricted Common Stock for Mr. Bohn and 80,000 shares of restricted Common Stock for Mr. Szews, which are subject to forfeiture until they vest on September 16, 2008. Amounts also include shares of restricted Common Stock, which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 834 shares for J. William Andersen, 8,434 shares for Bryan J. Blankfield, 53,668 shares for Robert G. Bohn, 626 shares for Robert A. Cornog, 1,384 shares for Richard M. Donnelly, 834 shares for Donald V. Fites, 1,934 shares for Frederick M. Franks, Jr., 1,934 shares for Michael W. Grebe, 1,934 shares for Kathleen J. Hempel, 1,934 shares for Harvey N. Medvin, 1,934 shares for J. Peter Mosling, 1,934 shares for Richard G. Sim, 15,002 shares for Charles L. Szews, 7,701 shares for Donald H. Verhoff, 7,101 shares for Matthew J. Zolnowski and 425,530 shares for all directors and executive officers as a group. Amounts shown also include restricted stock units under the Company’s Deferred Compensation Plan for Officers and Directors (the “Deferred Compensation Plan”), which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 1,108 units for J. William Anderson, 1,108 units for Robert A. Cornog, 554 units for Richard M. Donnelly and 1,108 units for Donald V. Fites. Amounts shown also include units deemed to be invested in shares of the Company’s Common Stock that are credited to the following individuals’ accounts in the following amounts under the Deferred Compensation Plan: 966 units for Bryan J. Blankfield, 2,062 units for Robert A. Cornog, 11,127 units for Donald V. Fites, 1,675 units for Harvey N. Medvin and 21,886 units for all directors and officers as a group. Restricted stock units and units held under the Deferred Compensation Plan will not be distributed in the form of the Company’s Common Stock.

(2)        Amounts shown do not include 540 shares owned by Dulce W. Andersen, Mr. Andersen’s wife, as to which he disclaims beneficial ownership.

(3)        Amounts shown include 1,502 shares as to which ownership is shared with Rebecca R. Blankfield, Mr. Blankfield’s wife.

(4)        Amounts shown do not include 78,357 shares owned by Joyce M. Bohn, Mr. Bohn’s wife, as to which he disclaims beneficial ownership.

(5)        Amounts shown include 1,296 shares as to which ownership is shared with Denise L. Franks, Mr. Frank’s wife.

(6)        Amounts shown include 9,200 shares as to which ownership is shared with Rochelle Szews, Mr. Szews’ wife.

(7)        Amount shown is as described in the Schedule 13G T. Rowe Price Associates, Inc. filed with the SEC on February 14, 2006. T. Rowe Price Associates, Inc. is located at 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc., is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)        Amount shown is as described in the Schedule 13G Franklin Resources, Inc. filed with the SEC on February 13, 2006. Franklin Resources, Inc. is located at One Franklin Parkway, San Mateo, California 94403.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Act of 1934 requires the Company’s directors, executive officers, controller and any persons owning more than 10% of the Company’s Common Stock to file reports with the SEC regarding their ownership of the Company’s Common Stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for fiscal 2006 except that the Company untimely filed three Forms 4 reporting one transaction each on behalf of Robert A. Cornog, Donald V. Fites and Harvey N. Medvin. All such Forms 4 have been filed prior to the date of the Proxy Statement.

STOCK PRICE PERFORMANCE GRAPH

The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the S&P SmallCap 600 Market Index, (2) the companies currently in the Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the “SIC Code 371 Index”) and (3) the S&P MidCap 400 Market Index. Because the Company was included in the S&P MidCap 400 Market Index in fiscal 2006, the Company believes that the S&P MidCap 400 Market Index more accurately reflects companies with comparable market capitalization for comparison with the performance of the Company’s Common Stock than the S&P SmallCap 600 Market Index, and is replacing the S&P SmallCap 600 Market Index in the graph and table with the S&P MidCap 400 Market Index.

The comparisons assume that $100 was invested on September 30, 2001 in each of: our Common Stock, the S&P SmallCap 600 Market Index, the SIC Code 371 Index and the S&P MidCap 400 Market Index. The total return assumes reinvestment of dividends and is adjusted for stock splits. The fiscal 2006 return listed in the charts below is based on closing prices per share on September 29, 2006. On that date, the closing price for our Common Stock was $50.47.

COMPARISON OF 5 YEAR STOCK RETURNS
OSHKOSH TRUCK CORPORATION

	2001	2002	2003	2004	2005	2006
Oshkosh Truck Corporation	$100.00	$156.77	$221.55	$320.75	$488.14	$575.02
S&P Small Cap 600 Market Index	$100.00	$98.21	$124.59	$155.20	$188.13	$201.60
SIC Code 371 Index	$100.00	$85.58	$103.51	$124.61	$108.19	$109.27
S&P MidCap 400 Market Index	$100.00	$95.30	$120.85	$142.07	$173.54	$184.93

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at September 30, 2006 (collectively, the “Named Officers”), for fiscal 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation (3)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Stock Options (#)	All Other Compen- sation ($)(2)
Robert G. Bohn	2006	1,000,000	1,770,000	1,085,700	135,000	3,300
Chairman, President and	2005	900,000	1,620,000	923,400	141,500	3,147
Chief Executive Officer	2004	840,000	1,512,000	1,413,500	122,000	2,750
Charles L. Szews	2006	485,000	515,070	299,880	37,800	3,300
Executive Vice President and	2005	435,800	479,380	266,760	40,800	3,150
Chief Financial Officer	2004	410,000	451,000	395,780	34,000	2,750
Bryan J. Blankfield	2006	355,000	314,175	184,926	23,300	3,300
Executive Vice President,	2005	307,400	276,660	160,056	24,800	3,150
General Counsel and Secretary	2004	290,000	261,000	180,928	14,600	2,750
Donald H. Verhoff	2006	345,000	305,325	154,938	19,600	2,821
Executive Vice President,	2005	270,000	243,000	151,848	23,400	2,500
Technology	2004	244,230	219,222	180,928	14,600	2,457
Matthew J. Zolnowski	2006	325,000	287,625	124,950	15,600	3,557
Executive Vice President,	2005	297,400	267,660	151,848	23,200	3,243
Chief Administration Officer	2004	280,750	252,000	180,928	14,600	2,750

(1)        The amounts represent the market value based on the closing price of the Common Stock on the grant date. The awards vest in three equal installments annually, beginning one year after the date of grant. Holders of restricted Common Stock are entitled to receive all dividends on such shares of restricted Common Stock prior to vesting. As of September 30, 2006, the total number of shares of restricted Common Stock and their market value (based on the closing market price on September 29, 2006) held by each Named Officer were as follows: Mr. Bohn 253,668 shares ($12,802,624), Mr. Szews 95,002 shares ($4,794,751), Mr. Blankfield 8,434 shares ($425,664), Mr. Verhoff 7,701 shares ($388,669) and Mr. Zolnowski 7,101 shares ($358,387).

(2)        For all Named Officers, the amounts reflected for 2006 consist of Company matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan, which is a savings plan under Section 401(k) of the Internal Revenue Code.

(3)        Certain personal benefits provided to certain of the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

Stock Options

The Company has in effect the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan (the “2004 Plan”). The following table shows information about stock options granted under the 2004 Plan to the Named Officers in fiscal 2006.

Option Grants in 2006 Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Grant Term (2)
Name	Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	At 5% Annual Growth Rate ($)	At 10% Annual Growth Rate ($)
Robert G. Bohn	135,000	36.44%	49.35	10/18/2016	4,189,853	10,617,911
Charles L. Szews	37,800	10.20%	49.98	10/17/2016	1,188,135	3,010,968
Bryan J. Blankfield	23,300	6.29%	49.98	10/17/2016	732,369	1,855,967
Donald H. Verhoff	19,600	5.29%	49.98	10/17/2016	616,070	1,561,243
Matthew J. Zolnowski	15,600	4.21%	49.98	10/17/2016	490,342	1,242,622

(1)        The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue Code) vest annually in one-third increments over the three-year period from the date of grant.

(2)        This presentation is intended to disclose the potential value that would accrue to the optionee if each option was exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the SEC regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.

The following table sets forth information about exercises of stock options by Named Officers in fiscal 2006 and the number and value of unexercised stock options they held as of September 30, 2006.

Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised Options at Fiscal Year-End ($)(1)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Bohn	—	—	501,833	270,001	14,393,859	1,943,577
Charles L. Szews	—	—	186,266	76,334	5,441,833	526,633
Bryan J. Blankfield	41,000	1,174,834	81,999	44,701	2,356,241	275,380
Donald H. Verhoff	76,000	2,608,865	53,533	40,067	1,395,547	264,759
Matthew J. Zolnowski	—	—	112,466	35,934	3,460,395	261,545

(1)        The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock as of September 29, 2006 and the exercise price of the options.

Pension Plans

The following tables show at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity, assuming retirement at age 65, to (1) Mr. Bohn under the Oshkosh Truck Corporation Retirement Plan (the “Pension Plan”) and the supplemental retirement benefit provision contained in Mr. Bohn’s employment agreement with the Company (the “Supplemental Retirement Benefit”) and (2) each of the Named Officers other than Mr. Bohn pursuant to the Pension Plan and the Oshkosh Truck Supplemental Executive Retirement Plan (the “Executive Retirement Plan”):

Pension Plan Table for Mr. Bohn

Average Annual Compensation in 3 Consecutive Calendar	Years of Service
Years Completed Before Retirement	5	10	15	20+
$1,000,000	$125,000	$250,000	$375,000	$500,000
1,200,000	150,000	300,000	450,000	600,000
1,400,000	175,000	350,000	525,000	700,000
1,600,000	200,000	400,000	600,000	800,000
1,800,000	225,000	450,000	675,000	900,000
2,000,000	250,000	500,000	750,000	1,000,000
2,200,000	275,000	550,000	825,000	1,100,000
2,400,000	300,000	600,000	900,000	1,200,000
2,600,000	325,000	650,000	975,000	1,300,000
2,800,000	350,000	700,000	1,050,000	1,400,000
3,000,000	375,000	750,000	1,125,000	1,500,000
3,200,000	400,000	800,000	1,200,000	1,600,000
3,400,000	425,000	850,000	1,275,000	1,700,000

Pension Plan Table for Other Named Officers

Average Annual Compensation in Highest 5 out of Last 10 Calendar Years Completed	Years of Service
Before Retirement	5	10	15	20+
$200,000	$20,000	$40,000	$60,000	$80,000
300,000	30,000	60,000	90,000	120,000
400,000	40,000	80,000	120,000	160,000
500,000	50,000	100,000	150,000	200,000
600,000	60,000	120,000	180,000	240,000
700,000	70,000	140,000	210,000	280,000
800,000	80,000	160,000	240,000	320,000
900,000	90,000	180,000	270,000	360,000
1,000,000	100,000	200,000	300,000	400,000
1,100,000	110,000	220,000	330,000	440,000
1,200,000	120,000	240,000	360,000	480,000

Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant’s normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005 and $220,000 as of January 1, 2006. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant’s normal retirement age. Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum.

Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn’s average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992 (the “Supplemental Retirement Benefit Amount”). Average monthly compensation is based on the average of Mr. Bohn’s compensation for the three most recent years prior to Mr. Bohn’s retirement or other termination. Mr. Bohn’s spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn’s death. In addition, under his employment agreement, if there were to occur a “Change in Control” of the Company, as defined in his executive severance agreement, the Company will pay to Mr. Bohn in a single distribution the then present value of his accrued and vested Supplemental Retirement Benefit. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn.

Under the Executive Retirement Plan, which was amended in September 2004, certain officers of the Company, including the Named Officers other than Mr. Bohn, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55 increasing to 40% of average monthly compensation at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by the Company under the Pension Plan, the annuity value of the executive’s 401(k) plan match and 50% of the executive’s social security benefit. Average monthly compensation is based on the average of the executive’s compensation for the highest five years of pay in the last ten years of credited service with the highest five not required to be consecutive. Beginning October 1, 2004, the final average monthly compensation includes base and bonus pay. The executive’s spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive’s death. Compensation covered by the Executive Retirement Plan generally corresponds with base salary and earned bonus compensation.

As of September 30, 2006, years of benefit service under the Pension Plan, the Supplemental Retirement Benefit and the Executive Retirement Plan, as the case may be, were 14.5 years for

Mr. Bohn, 10.5 years for Mr. Szews, 4.5 years for Mr. Blankfield, 33.4 years for Mr. Verhoff and 14.8 years for Mr. Zolnowski.

Executive Employment and Severance Agreements and Other Agreements

Except as described below, the Company does not have employment agreements with the Named Officers.

The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001, the end of the original term. The term of employment is renewed automatically for successive one-year periods each September 30, unless either party gives notice of non-renewal at least two years prior to the end of the then current term, which is currently September 30, 2009. Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under “Pension Plans.” If Mr. Bohn’s employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

The Company has executive severance agreements with Messrs. Bohn, Szews, Blankfield, Verhoff and Zolnowski that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility of these agreements.

Under the executive severance agreements, after a change in control of the Company (as defined in the agreements), if the executive’s employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), then the executive is entitled to a cash termination payment and other benefits. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the agreements provide for outplacement services and continuation for up to three years of life and disability insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The agreements provide that if the payments under the agreement are an “excess parachute payment” for purposes of the Internal Revenue Code, then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment.

We engage a relocation company that, among other things, offers to purchase the former residence of an executive level employee, based on a bona fide offer from a third party, to facilitate a relocation made at our request. If the employee accepts the offer, the relocation company completes the sale of the former residence on our behalf, and we receive any gain on the sale or reimburse the relocation company for any loss. We are also responsible for costs associated with the maintenance and sale of the residence, including payment of a service fee to the relocation company. In fiscal 2006, Michael J. Wuest, Executive Vice President and President, McNeilus Companies, Inc., relocated to the Dodge Center, Minnesota area in connection with his employment with us. The relocation company purchased his former residence for $267,000 in August 2006 and resold the residence. We paid the relocation company approximately $33,000 for the service fee and brokerage, closing and other costs related to the sale.

In connection with his retirement as an employee of the Company effective February 11, 1994, the Company entered into a special retirement arrangement with J. Peter Mosling, Jr., who continues to serve as a Director of the Company. This arrangement includes (i) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (ii) entitlement, at the Company’s expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

Report of the Human Resources Committee

The Board of Directors and its Human Resources Committee (“HR Committee”) have responsibility for executive officer compensation. The objectives of the Board and the HR Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based and other performance-based compensation plans, to generate profitable growth and increase shareholder value. In further support of these objectives, the HR Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the HR Committee. At the same time, the HR Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

The HR Committee, which is made up entirely of independent directors, oversees the compensation practices of the Company. It reviews and approves the compensation of Mr. Bohn, as Chairman, President and Chief Executive Officer, and reviews and approves the compensation of the other executive officers of the Company.

The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk by linking it to the financial performance of the Company. For fiscal 2006, the risk component of executive officer compensation was based upon earnings performance and a comparative return on invested capital performance. For the Named Officers other than Messrs. Bohn and Szews, a target bonus of 50% of base salary was set at achievement of pre-established target levels of earnings per share and relative performance of return on invested capital against a comparator group. Bonuses could have been increased up to a maximum of 100% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a threshold of 25% of base salary in the event that earnings per share and return on invested capital did not meet those target levels, but did meet pre-established minimum levels for the year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 100%, 50% and 200%. For Mr. Szews, the respective percentage of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 60%, 30% and 120%.

The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the HR Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the HR Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past seven years.

The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options and restricted stock.

Base Salary

The HR Committee has established executive base salaries within the competitive range of salaries paid to other companies’ executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels, the HR Committee reviews each executive’s performance and accomplishments during the prior year as well as experience and service with the Company. The HR Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 2006, base salaries for executive officers, as a group, were at or near the median of competitive salaries.

Annual Incentive Awards

Executive officers are eligible for annual cash bonuses under the Company’s Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 2006, the performance measures that were established for executive officers were an earnings per share goal and a return on invested capital goal (each weighted 50%).

Each executive officer is assigned threshold, target and maximum bonus award opportunities. The HR Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In fiscal 2006, the Company exceeded its return on invested capital maximums and exceeded the earnings per share target, but not the maximum goal. As such, bonuses between target and maximum were granted and paid for bonuses based on those performance goals.

Long-Term Incentive Compensation

The Company uses two kinds of long-term performance-based incentives: stock options and restricted stock awards, which are provided under the Company’s 2004 Plan. The objectives of the 2004 Plan are to encourage the long-term growth and performance of the Company and to encourage and facilitate ownership of Common Stock by those highly compensated employees from whom a personal commitment to long-term shareholders is most important.

The HR Committee grants stock options and restricted stock to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive’s position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

2006 Chief Executive Officer Compensation

The HR Committee reviewed and set the compensation of Mr. Bohn, Chairman, President and Chief Executive Officer of the Company. As discussed in the Base Salary section above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting

Mr. Bohn’s base salary for fiscal 2006, the HR Committee considered the competitive data available for similarly situated chief executive officers; the minimum base salary under Mr. Bohn’s employment agreement with the Company; the Company’s success in meeting its 2006 earnings objectives; and Mr. Bohn’s specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in fiscal 2006 was positioned within the 60th to 70th percentile of salaries paid to chief executive officers in companies with similar revenues in the executive compensation database used by the Company.

As discussed in the Annual Incentive Awards section above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the HR Committee at the beginning of the fiscal year. During fiscal 2006, these measures were an earnings per share goal and a return on invested capital goal. Each of the two goals is weighed equally. The Company exceeded the maximum goal for return on invested capital and exceeded the earnings per share target, but not the maximum goal. Accordingly, Mr. Bohn was awarded a bonus of $1,770,000 for fiscal 2006.

Based upon a review of his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, as well as an analysis of the total compensation structures for chief executive officers of other industrial companies, on September 19, 2006, the HR Committee awarded Mr. Bohn 135,000 stock options at an exercise price of $49.35 per share and 22,000 shares of restricted Common Stock.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the HR Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 2004 Plan was designed to permit awards made under it to qualify for the Code’s exception for “performance-based compensation.” The HR Committee considered the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation objectives.

Conclusion

The HR Committee believes the executive compensation program provides compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executives. Further, the HR Committee believes its use of stock-based incentives aligns the interests of executive management with the interests of shareholders and that these incentives will motivate executives for the longer term challenges with which the Company is faced.

HUMAN RESOURCES COMMITTEE

Kathleen J. Hempel, Chair
Robert A. Cornog
Richard M. Donnelly
Donald V. Fites
Frederick M. Franks, Jr.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1

Election of Directors

The Board of Directors has nominated eleven people for election as directors at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2006 Annual Meeting. If the shareholders re-elect these directors, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

The nominees are: J. William Andersen, Robert G. Bohn, Robert A. Cornog, Richard M. Donnelly, Donald V. Fites, Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, Harvey N. Medvin, J. Peter Mosling, Jr. and Richard G. Sim. Their biographical information is set forth on pages 5 and 6 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending September 30, 2007.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-laws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to our shareholders for ratification because we value our shareholders’ views on the Company’s independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS.

OTHER MATTERS

Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) for presentation at the 2008 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 20, 2007 for inclusion in the Company’s proxy statement for its 2008 Annual Meeting.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, or nominate a director at the 2008 Annual Meeting must comply with the requirements set forth in the Company’s By-Laws. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2007 Annual Meeting. Therefore, since the Company anticipates mailing this proxy statement on December 18, 2006, the Company must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, or nominate a director at the 2008 Annual Meeting no sooner than October 9, 2007, and no later than November 3, 2007.

If the notice is received after November 3, 2007, then the Company is not required to present such proposal at the 2008 Annual Meeting because the notice will be considered untimely. If the Board of Directors chooses to present such a shareholder’s proposal submitted after November 3, 2007 at the 2008 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal.

If a shareholder complies with the following procedures, then the Governance Committee will consider director candidates that such shareholder has recommended for available seats on the Board. For a shareholder to properly recommend a director candidate for consideration, the shareholder must provide written notice to the Secretary at the Company’s headquarters. Such notice must include the shareholder’s name, address, the class and number of Company shares owned, the name, age, business address and principal occupation of the candidate, and the number of Company shares beneficially owned by the candidate, if any. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. The Company may require any candidate to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. The Secretary will forward the recommendations to the Governance Committee for consideration.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s Annual Report to Shareholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to Shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ms. Virginia Abel, Oshkosh Truck Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 2296.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers, regular employees or representatives of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

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ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - J. William Andersen	☐	☐	05 - Donald V. Fites	☐	☐	09 - Harvey N. Medvin	☐	☐
02 - Robert G. Bohn	☐	☐	06 - Frederick M. Franks, Jr.	☐	☐	10 - J. Peter Mosling, Jr.	☐	☐
03 - Robert A. Cornog	☐	☐	07 - Michael W. Grebe	☐	☐	11 - Richard G. Sim	☐	☐
04 - Richard M. Donnelly	☐	☐	08 - Kathleen J. Hempel	☐	☐

Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors

The Board of Directors recommends a vote FOR the following proposal.

2.	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007	For ☐	Against ☐	Abstain ☐

Other

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.
Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
☐☐/☐☐/☐☐☐☐

	0 1 1 4 4 7	1 U P X	C O Y

001CD40001	00NEBB

Proxy - Oshkosh Truck Corporation

Revocable Proxy for 2007 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the “Company”) to be held at the Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin, at 10:00 a.m. on Tuesday, February 6, 2007, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” THE RATIFICATION OF AUDITORS IN ITEM 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE

FOLD AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED

PROXY

OSHKOSH TRUCK CORPORATION

Revocable Proxy for 2007 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the “Company”) to be held at the Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin, at 10:00 a.m. on Tuesday, February 6, 2007, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” THE RATIFICATION OF AUDITORS IN ITEM 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE BELOW

DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED

ANNUAL MEETING PROXY CARD

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 J. William Andersen	☐	☐	07 Michael W. Grebe	☐	☐
02 Robert G. Bohn	☐	☐	08 Kathleen J. Hempel	☐	☐
03 Robert A. Cornog	☐	☐	09 Harvey N. Medvin	☐	☐
04 Richard M. Donnelly	☐	☐	10 J. Peter Mosling, Jr.	☐	☐
05 Donald V. Fites	☐	☐	11 Richard G. Sim	☐	☐
06 Frederick M. Franks, Jr.	☐	☐

B. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors

The Board of Directors recommends a vote FOR the following proposal.
		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending September 30, 2007	☐	☐	☐

C. Other

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	Mark this box with an X if you have made changes to your name or address details above.	Holder Account Number

D. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Signature(s) in Box
I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report. Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Date (mm/dd/yyy)